UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 24, 2017

HarborOne Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-37778	81-1607465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number

770 Oak Street, Brockton, Massachusetts 02301

(Address of principal executive offices)

(508) 895-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 23, 2017, the Board of Directors (the “Board”) of HarborOne Bancorp, Inc. (the “Company”) appointed Joseph F. Casey as a Director of the Company, filling a vacancy created by an expansion of the Board.  Mr. Casey will serve as a Class I Director with a term expiring on the date of the Company’s 2017 annual meeting of shareholders. The Board has determined that Mr. Casey will not be appointed to any committees of the Board at this time.

Mr. Casey joined HarborOne Bank, the Company’s wholly owned bank subsidiary, in 2004 and has served as Executive Vice President, Chief Operating Officer and Chief Financial Officer since 2015.  There is no arrangement or understanding between Mr. Casey and any other person pursuant to which Mr. Casey was appointed to the Board.  Mr. Casey is not a party to any transaction that would be required to be disclosed under Section 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HARBORONE BANCORP, INC.

	By:	/s/ James W. Blake
	Name:	James W. Blake
	Title:	President and Chief Executive Officer

Date: February 24, 2017

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